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                                                                    EXHIBIT 99.2


                             FOR IMMEDIATE RELEASE
                             ---------------------

ABSOLUTEFUTURE.COM MAKES DISCLOSURES RELATING TO INAPPROPRIATE REGISTRATION OF STOCK ISSUED UNDER CONSULTANT PLANS.


BELLEVUE, WASHINGTON, May 24, 2000 - AbsoluteFuture.com (OTC BB:AFTI) today announced its determination that shares of unrestricted stock which it has issued to consultants under certain consulting plans were not eligible for registration with the SEC on the form of registration statement filed by the Company. The Company filed Form S-8 registration statements on December 10, 1999, and January 20, 2000, for the purpose of registering stock issued under consulting agreements covering a range of stated services. Both registration statements included an opinion from the Company's former attorney stating that the Company could issue unrestricted stock to the consultants under the Form S-8 registration statements.

Unfortunately, none of the consultants were natural persons as required by Form S-8, but were each some form of legal entity. In addition, the consulting agreement filed under the December 1999 Form S-8 included among the services to be rendered activities related to capital raising. Form S-8 is not available for registration of stock issued in connection with capital raising activities. Finally, as reported in the Company's May 1, 2000 press release, the consultants who received stock in January 2000 never performed any of the required services and Company management now doubts that any additional services will ever be provided pursuant to the agreements. Form S-8 is not available to register shares where bona fide services are not rendered by the consultants.

At this date, the consultants have transferred into street name all of the shares issued to them by the Company under the inappropriate registration statements. The Company does not know whether the consultants still hold the shares or have sold them into the market.

The Company is initiating discussions with the SEC to address the situation and is evaluating its options with relation to its former attorney and the consultants. These issues do not directly affect the development of SafeMessage or the Company's other businesses. The Company is still planning to have a beta version of SafeMessage available in May 2000 with full release later in the year.

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